Exhibit 5.01

BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.

JEAN C. BROOKS _______ DIRECT PHONE: (336) 271-3171 BLOWING ROCK: (828) 295-0577 DIRECT FAX: (336) 232-9171 jbrooks@brookspierce.com	ATTORNEYS AND COUNSELLORS AT LAW FOUNDED 1897 2000 RENAISSANCE PLAZA 230 NORTH ELM STREET (27401) POST OFFICE BOX 26000 (27420) GREENSBORO, NORTH CAROLINA	OFFICES IN GREENSBORO AND RALEIGH NORTH CAROLINA _______ www.brookspierce.com

April 8, 2008

The Board of Directors

BNC Bancorp

1226 Eastchester Drive

High Point, NC 27265

Gentlemen:

We have acted as counsel to BNC Bancorp, a North Carolina corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of 355,544 shares of the Company’s common stock, no par value per share (the “Shares”). All of the Shares are being registered on behalf of Synovus Financial Corp. (the “Selling Stockholder”).

We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the board of directors of the Company as provided to us by the Company, email communications with the Company’s transfer agent as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth,

In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or facsimile copy), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or facsimile copies. We have assumed, without independent verification, the accuracy of the relevant facts stated within such documents. We have also assumed that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.

Our opinion below, insofar as it relates to the Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.

The Board of Directors

April 8, 2008

The opinions expressed in this letter concern only the effect of the North Carolina Business Corporation Act as currently in effect, and we express no opinion on the law of any other jurisdiction.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Our opinion set forth below represents our professional judgment as to the matters set forth; they are not binding upon any court, tribunal, or person or entity, and they do not constitute a guarantee of any particular result.

Based on the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.

Sincerely,

Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

By:
Jean C. Brooks, Partner